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Exhibit 25.1

        SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
90 Christiana Road New Castle, Delaware (Address of principal executive offices)	19702 (Zip Code)

Warren L. Tischler, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

HUNTSMAN LLC
(Exact name of obligor as specified in its charter)

Utah	87-0533091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Huntsman Way Salt Lake City, UT (801) 584-5700 (Address of principal executive offices)	84108 (Zip Code)

Copy to:
Nathan W. Jones, Esq.
Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
(801) 328-3131

11 1/2% Senior Notes due 2012
Senior Floating Rate Notes due 2011
(Title of Indenture Securities)

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/ Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Huntsman Specialty Chemicals Holdings Corporation	Utah	2800	84-1378762
Huntsman Specialty Chemicals Corporation	Delaware	2800	76-0522314
Huntsman Chemical Purchasing Corporation	Utah	2800	87-0568517
Huntsman International Chemicals Corporation	Utah	2800	87-0440648
Huntsman International Trading Corporation	Delaware	2800	87-0522263
Huntsman Petrochemical Purchasing Corporation	Utah	2800	87-0568520
Polymer Materials Inc.	Utah	2800	87-0432897
Airstar Corporation	Utah	2800	87-0457111
Huntsman Procurement Corporation	Utah	2800	87-0644129
JK Holdings Corporation	Delaware	2800	87-0518183
Huntsman Australia Inc.	Utah	2800	87-0510821
Huntsman Chemical Finance Corporation	Utah	2800	87-0552847
Huntsman Enterprises Inc.	Utah	2800	87-0562447
Huntsman Family Corporation	Utah	2800	87-0517283
Huntsman Group Holdings Finance Corporation	Utah	2800	87-0552846
Huntsman Group Intellectual Property Holdings Corporation	Utah	2800	87-0540073
Huntsman International Services Corporation	Texas	2800	75-1423616
Huntsman MA Investment Corporation	Utah	2800	87-0564509
Huntsman MA Services Corporation	Utah	2800	87-0661851
Huntsman Petrochemical Finance Corporation	Utah	2800	87-0552845
Huntsman Expandable Polymers Company LC	Utah	2800	87-0623756
Huntsman Petrochemical Canada Holdings Corporation	Utah	2800	84-1375735
Huntsman Polymers Holdings Corporation	Utah	2800	87-0577209
Huntsman Chemical Company LLC	Utah	2800	68-0518488
Huntsman Petrochemical Corporation	Delaware	2800	58-1594518
Huntsman Polymers Corporation	Delaware	2800	75-2104131
Huntsman Fuels, L.P.	Texas	2800	91-2085706
Petrostar Fuels LLC	Delaware	2800	87-0668830
Huntsman Purchasing, Ltd.	Utah	2800	84-1370346
Petrostar Industries LLC	Delaware	2800	87-0668831
Huntsman Headquarters Corporation	Utah	2800	87-0526140

General

Item 1. General Information.

        Furnish the following information as to the trustee:

          (a)   Name and address of each examining or supervisory authority to which it is subject.

        Comptroller of the Currency, New York, NY.

        Federal Deposit Insurance Corporation, Washington, D.C.

        Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)   Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2. Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

      None

Item 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.
T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.
T1A(iii)	(3)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association
T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2004), published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1)
Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)
Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-113911 and incorporated herein by reference thereto.

(3)
Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-122063 and incorporated herein by reference thereto.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 14th day of April, 2005.

HSBC BANK USA, NATIONAL ASSOCIATION
By: /s/ Herawattee Alli Herawattee Alli Assistant Vice President

Exhibit T1A(vii)

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2007
Please refer to page i, Table of Contents, for the required disclosure of estimated burden.
1
Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031
Report at the close of business December 31, 2004
(20040630) (RCRI 9999)
This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Joseph R. Simpson, Controller
Name and Title of Officer Authorized to Sign Report
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson
Signature of Officer Authorized to Sign Report

2/9/05
Date of Signature	/s/ Sal H. Alfieri Director (Trustee) /s/ Bernard J. Kennedy Director (Trustee) /s/ Martin Glynn Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.	For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number 5 7 8 9 0 (RCRI 9030)
http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA, NATIONAL ASSOCIATION Legal Title of Bank (TEXT 9010) Wilmington City (TEXT 9130) DE 19801 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association of Buffalo
Name of Bank	City

in the state of New York, at the close of business December 31, 2004

ASSETS	Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,623,961
b. Interest-bearing balances		2,697,821
Held-to-maturity securities		3,729,507
Available-for-sale securities		14,538,586
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		610,150
b. Securities purchased under agreements to resell		2,512,775
Loans and lease financing receivables:
Loans and leases held for sale		$1,745,329
Loans and leases net of unearned income	$82,673,367
LESS: Allowance for loan and lease losses	786,894
Loans and lease, net of unearned income, allowance, and reserve		$81,886,473
Trading assets		19,240,333
Premises and fixed assets		590,686
Other real estate owned		13,723
Investments in unconsolidated subsidiaries		264,804
Customers' liability to this bank on acceptances outstanding		70,011
Intangible assets: Goodwill		2,092,414
Intangible assets: Other intangible assets		349,713
Other assets		5,329,988
Total assets		138,296,274
LIABILITIES
Deposits:
In domestic offices		57,658,096
Non-interest-bearing	7,589,162
Interest-bearing	50,068,934
In foreign offices		23,620,455
Non-interest-bearing	248,346
Interest-bearing	23,372,109
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		2,151,795
b. Securities sold under agreements to repurchase		1,732,827
Trading Liabilities		12,074,962
Other borrowed money		22,171,189
Bank's liability on acceptances		70,011
Subordinated notes and debentures		3,529,099
Other liabilities		3,914,475
Total liabilities		126,922,909
Minority Interests in consolidated Subsidiaries		805
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		9,526,669
Retained earnings		1,838,639
Accumulated other comprehensive income		5,252
Other equity capital components		0
Total equity capital		11,372,560
Total liabilities, minority interests and equity capital		138,296,274

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  Exhibit 25.1
11 1/2% Senior Notes due 2012 Senior Floating Rate Notes due 2011 (Title of Indenture Securities)
General
SIGNATURE
  Exhibit T1A(vii)
REPORT OF CONDITION